                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Exchange Act Rule 240.14a-11 or 14a-12
                            ------------------------

                           CTI GROUP (HOLDINGS) INC.

                (Name of Registrant as Specified In Its Charter)

                           CTI GROUP (HOLDINGS) INC.

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
    ________________________________________________

    2) Aggregate number of securities to which transaction applies:
    ________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined.)
    ________________________________________________

    4) Proposed maximum aggregate value of transaction:
    ________________________________________________

    5) Total Fee paid
    ________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                           CTI GROUP (HOLDINGS) INC.
                              901 S. TROOPER ROAD
                        VALLEY FORGE, PENNSYLVANIA 19482

                            ------------------------

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 15, 1996

                             ---------------------

    NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of CTI Group (Holdings) Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 901 S. Trooper Road, Valley Forge, Pennsylvania, on Tuesday, the 15th day of October, 1996 at 10:00 a.m. for the following purposes:

    (1) To elect four members of the Board of Directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected and shall qualify;

    (2) To ratify the selection of Zelenkofske, Axelrod & Co., Ltd. as the Company's independent certified public accountants for the fiscal year ending March 31, 1997; and

    (3) To transact such other and further business as may properly come before the 1996 Annual Meeting or any adjournments thereof.

    Holders of record of the Common Stock of the Company at the close of business on August 23, 1996, which has been fixed by the Board of Directors as the record date, will be entitled to notice of, and entitled to vote at, the 1996 Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          Mary Ann Davis, Secretary

Dated: Valley Forge, Pennsylvania
     September 16, 1996

- --------------------------------------------------------------------------------

                                   IMPORTANT

PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY STILL BE VOTED.

- --------------------------------------------------------------------------------

                           CTI GROUP (HOLDINGS) INC.
                              901 S. TROOPER ROAD
                                VALLEY FORGE, PA

                            ------------------------

                                PROXY STATEMENT
                      1996 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 15, 1996

                             ---------------------

    This Proxy Statement, which is to be mailed to stockholders on or about September 16, 1996 is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of CTI Group (Holdings) Inc. (the "Company"), for use at the 1996 Annual Meeting of Shareholders to be held on Tuesday, October 15, 1996, at 10:00 a.m. at 901 S. Trooper Road, Valley Forge, Pennsylvania and at any adjournments thereof (the "1996 Annual Meeting").

    Proxies may be solicited by members of the Board of Directors and senior management. Proxies may be solicited in person, or by mail, telephone, telegram, mailgram or other manner. Brokers, nominees, fiduciaries and other custodians have been requested to forward such soliciting material to the beneficial owners of shares held of record by such custodians. Such custodians may be reimbursed for their expenses. The cost for the solicitation of proxies is being paid for by the Company. Such costs are anticipated to represent amounts normally expended in soliciting proxies for routine purposes, and costs represented by salaries of such persons, if any, engaged in such solicitation. No fees are to be paid to such persons specifically for soliciting proxies.

    A form of proxy is enclosed. Any person giving a proxy has the power to revoke it at any time before it is voted, by notice in writing to the Secretary of the Company, at 901 S. Trooper Road, P.O. Box 80360, Valley Forge, Pennsylvania 19484, or by attendance at the 1996 Annual Meeting and voting in person. Shares presented by properly executed proxies will be voted at the 1996 Annual Meeting in accordance with the choice specified thereon and, if no choice is specified, shall be voted for the nominees for Directors indicated below, and in favor of the ratification of the selection of Zelenkofske, Axelrod & Co., Ltd. as the Company's independent public accountants for the fiscal year ending March 31, 1997.

VOTING SECURITIES

    Holders of the Company's Common Stock, par value $.01 per share, of record at the close of business on August 23, 1996, which has been fixed by the Board of Directors as the record date, are entitled to notice of, and to vote at the 1996 Annual Meeting. On that date, there were 5,431,756 shares of the Company's Common Stock issued and outstanding, each share having one vote.

VOTE REQUIRED

    The presence, in person or by proxy, of holders of record of the Company's Common Stock entitled to cast at least a majority of the votes which all stockholders of the Company are entitled to cast is necessary to constitute a quorum at the 1996 Annual Meeting for the purpose of considering and voting upon the proposals (the "Proposals") set forth in the Notice of 1996 Annual Meeting delivered herewith and submitted to the stockholders. A favorable vote cast in person or by proxy at the 1996 Annual Meeting, by the holders of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy at the 1996 Annual Meeting, is required for the election of Directors and ratification of the Board's selection of independent public accountants.

                     PROPOSALS FOR THE 1996 ANNUAL MEETING
                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    If no direction to the contrary is indicated, except as set forth below, proxies received will be voted to elect as Directors of the Company the following Directors listed in the table below who will hold office until the next annual meeting of stockholders of the Company and until their successors shall be elected and shall qualify. If any nominee is unable to serve, the holders of the Proxy have discretionary authority to vote for a substitute. Management has no reason to believe that any nominee will be unavailable.

    Information concerning the nominees for election as Directors is set forth below. Reference is made to the Section in this Proxy Statement entitled "PRINCIPAL STOCKHOLDERS" for information relative to the number of shares of the Company's Common Stock beneficially owned by said nominees.

NAMES AND PRINCIPAL                                                                           SERVED AS A
OCCUPATION OR EMPLOYMENT                                                                    DIRECTOR SINCE       AGE
- ------------------------------------------------------------------------------------------  ---------------      ---
Anthony P. Johns (1),.....................................................................          1990             47
  President and Chief
  Executive Officer, Director

Francis O. Hunnewell (2)..................................................................          1993             57
  Director

Mark H. Daugherty (3).....................................................................          1992             38
  Chief Financial Officer, Director

Rupert D. Armitage (4)....................................................................          1995             49
  Director

- ------------------------

   (1)     Anthony P. Johns      President and Chief Executive Officer and Director of the Company
                                 since March, 1990. Chief Operating Officer of the Company from
                                 December, 1989 to March, 1990. Founding member, Company Chairman and Managing Director of Britannic Group Holdings Ltd., Britannic
                                 Telecom Company Ltd., and Britannic Telecare Ltd. from August,
                                 1985 to November, 1989. Chairman of the Board of Directors of
                                 Britannic Group Holdings Ltd., Britannic Telecom Company Ltd. and
                                 Britannic Telecare Ltd. from December, 1989 to May, 1995.

   (2)     Francis O. Hunnewell  Director. Chairman of Board of Directors from November, 1993 to
                                 August, 1995. From 1975 until July, 1993, Mr. Hunnewell was
                                 Co-Founder and Director of Binladen Telecommunications Ltd. From
                                 1984 to 1992, he was a General Partner of Bliss & Co., Investment
                                 Bankers in New York. From 1986 until June 1992, he was Group
                                 Managing Director and subsequently Vice Chairman of Asian Oceanic
                                 Group. He was a Director of Lend Lease Trucks from 1990 to 1992.
                                 From 1992 to 1995, Mr. Hunnewell was Chairman of Panavision
                                 Canada Ltd. located in Montreal, Toronto and Vancouver, Canada.
                                 Currently, Mr. Hunnewell is Managing Director at Aldrivh Eastman
                                 Waltch International, real estate pension fund managers with offices in Boston, Los Angeles, Mexico City and Moscow. He is
                                 also President of Hunnewell & Co., Investment Bankers since 1938, and Vice Chairman of Asian Capital Partners Ltd., an Asian based merchant bank headquartered in Hong Kong with offices around the region.

   (3)     Mark H. Daugherty     Director from September, 1992 to present. Controller of the
                                 Company from August, 1985 until May, 1991. He was Acting Chief
                                 Financial Officer from April, 1990 to October, 1990. Mr.
                                 Daugherty was made Chief Financial Officer of the Company in May,
                                 1991.

   (4)     Rupert D. Armitage    Director from November 1995 to present. Founding member, Chairman and Managing Director of three software related companies in the
                                 United Kingdom: Ambit Research Ltd., formed in 1987; Information from Data Ltd., formed in 1993; and Personal and Corporate
                                 Training Systems Ltd., formed in 1995.

    All the above Directors and John D. Mazzuto presently serve as the Board of Directors of the Company. Mr. Mazzuto is not standing for reelection to the Board of Directors. All Directors elected at the 1996 Annual Meeting of Shareholders will hold office until the next Annual Meeting of Shareholders and until their successors shall be elected and qualify. All officers of the Company serve at the discretion of the Board. During the fiscal year ended March 31, 1996 the Board of Directors held four meetings. All Directors were present at each Board meeting and Board committee meeting of which they were members.

    The Board has three standing committees: the Executive Committee, consisting of Anthony P. Johns, Chairman, John D. Mazzuto, Francis O. Hunnewell, and Mark
H. Daugherty; the Stock Option Committee, consisting of John D. Mazzuto and Francis O. Hunnewell; and the Compensation Committee, consisting of Francis O. Hunnewell, Chairman, Anthony P. Johns, and Rupert D. Armitage. The Executive Committee is authorized to exercise all of the authority of the Board of Directors in the management of the Company between Board Meetings unless otherwise provided by the Company Bylaws. The Executive Committee did not convene in the fiscal year ended March 31, 1996. The Compensation Committee reviews and approves the remuneration of officers and benefit plans. The Compensation Committee met one time in the fiscal year ended March 31, 1996. The Stock Option Committee reviews and recommends to the Board of Directors specific grants of options to eligible participants. The Stock Option Committee met two times in the fiscal year ended March 31, 1996.

QUORUM AND VOTING REQUIREMENTS

    A quorum for the purpose of acting on this Proposal requires the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the 1996 Annual Meeting. The approval of this Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the 1996 Annual Meeting. Abstentions will have the same effect as a vote against this Proposal. Broker non-votes (i.e., proxies as to which a broker grants no authority with respect to this Proposal) shall be counted as voting neither for nor against this Proposal, but the shares represented by such abstention or broker non-vote shall be considered present at the 1996 Annual Meeting for purposes of determining whether a quorum is present.

PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to all nominees for Director, corporate officers, and other persons individually and as a group holding of record or known by the Company to own beneficially 5% or more of the Company's Common Stock as of August 23, 1996, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                                                                                       PERCENT OF
                                                                             SHARES OF COMMON STOCK      VOTING
NAME AND BUSINESS ADDRESS                                                    BENEFICIALLY OWNED (1)    SECURITIES
- ---------------------------------------------------------------------------  -----------------------  -------------
Anthony P. Johns...........................................................       1,718,302(2)(3)           31.6%
 CTI Group (Holdings) Inc.
 901 S. Trooper Road
 Valley Forge, PA 19482

Francis O. Hunnewell.......................................................         151,667(4)               2.8%
 Hunnewell & Company
 10 Tremont Street
 Boston, MA 02108

Mark H. Daugherty..........................................................          65,350(3)               1.2%
 CTI Group (Holdings) Inc.
 901 S. Trooper Road
 Valley Forge, PA 19482

Rupert D. Armitage.........................................................         270,000(4)               5.0%
 Ambit Research Ltd.
 London House
 100 New Kings Road
 London

Mary Ann Davis.............................................................          32,225(4)                .6%
 CTI Group (Holdings) Inc.
 901 S. Trooper Road
 Valley Forge, PA 19482

All officers and directors as a group (5 persons)..........................       2,237,544(2)(5)           41.2%

- ------------------------

(1) All shares are beneficially owned and the sole investment and voting power is held by the person named, except as set forth below.

(2) Includes 150,000 shares of the Company's common stock owned by Asian Oceanic Capital Corporation for which Mr. Johns holds voting power.

(3) Excludes options convertible into 50,000 shares of the Company's common stock.

(4) Excludes options convertible into 30,000 shares of the Company's common stock.

(5) Excludes options convertible into 190,000 shares of the Company's common stock.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the information required by Item 402 of Regulation S-B. The Company had only one officer for the years ended March 31, 1996, 1995 and 1994 who received in excess of $100,000.

                                                                        OTHER
  NAME AND PRINCIPAL POSITION       YEAR       SALARY      BONUS    COMPENSATION
- --------------------------------  ---------  ----------  ---------  -------------
Anthony P. Johns, President            1996  $  175,000  $  12,820   $  22,210(1)
 and Chief Executive Officer           1995  $  150,000     --       $  19,810(1)
                                       1994  $  150,000  $   5,660   $  18,349(1)

- ------------------------

(1) Includes $11,100 annual automobile allowance, approximately $3,600 for the non-exclusive use by Mr. Johns of an apartment for which the Company made lease payments of approximately $10,800 and $3,900 of living expense payments in lieu of the lease payments which terminated in December 1995.

    On February 1, 1995, the Company entered into an employment agreement with Anthony P. Johns. Pursuant to this agreement, Mr. Johns is employed as President and Chief Executive Officer of the Company for a three-year term at an annual base salary of $175,000. Should the Company regain its listing on NASDAQ, Mr. Johns' salary will be increased to $200,000 for the remaining term of the Employment Agreement. In addition to such annual base salary, Mr. Johns is entitled to receive as additional compensation in the form of an annual bonus, an amount equal to five percent (5%) of the Company's pretax profit. The Company has also agreed to (i) provide Mr. Johns with a monthly automobile allowance,
(ii) provide Mr. Johns with the non-exclusive use of and access to a Company leased apartment and (iii) pay the premiums on life insurance and health insurance policies for the benefit of Mr. Johns. Mr. Johns will also be reimbursed by the Company for all expenses reasonably incurred by him in the performance of his duties.

    The members of the Board of Directors, who are not employees of the Company, are paid fees of $1,000 per quarter and $500 per Board of Director meeting attended, plus reasonable travel expenses. Effective as of the Board of Directors meeting held on May 31, 1995, the Chairman of the Board will receive an additional $2,000 per annum as compensation for his duties as Chairman. Mr. Armitage receives an additional $1,000 per Board meeting attended due to the two additional days needed for travel to and from the UK pursuant to an agreement upon his election to the Board in November 1995. During the fiscal year ended March 31, 1996, Messrs. Hunnewell, Mazzuto and Armitage earned fees for their services on the Board of Directors in the amount of $7,500, $8,667 and $4,667 respectively, plus expenses. During the fiscal year ended March 31, 1996 each of Messrs. Hunnewell, Mazzuto and Armitage received 30,000 stock options pursuant to the Company's stock option and restricted stock plan. This plan was approved by the stockholders at the 1995 Annual Meeting of Shareholders.

    The Company's Certificate of Incorporation and Bylaws require the Company to provide its Directors and Officers with indemnification to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time (the "Delaware General Corporation Law"). Delaware General Corporation Law and the Company's Bylaws provide for the indemnification of an Officer or Director who was or is a party to or who has threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Director or an Officer of the Company, or is or was serving at the request of the Company as a Director or an Officer of another company. Such Officers and Directors shall be indemnified against all expenses (including attorneys' fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding provided that such Officer of Director acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Company. In addition, such Officers and Directors may have indemnification expenses advanced to them in any such action or proceeding but may be required to give the Company an undertaking to repay such indemnification in the event that it is later determined they are not entitled to indemnification.

                            INDEPENDENT ACCOUNTANTS

    Although the appointment is not required to be submitted to a vote by the stockholders, the Board of Directors believes it appropriate, as a matter of policy, to request that the stockholders ratify the appointment of Zelenkofske, Axelrod & Co. Ltd. for the fiscal year ending March 31, 1997. If the stockholders do not ratify this appointment, the Company's Board of Directors will reconsider its action.

    Representatives of Zelenkofske, Axelrod & Company, Ltd. are expected to be present at the 1996 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be able to respond to appropriate questions from those attending the 1996 Annual Meeting.

                             ADDITIONAL INFORMATION

    The Company will furnish without charge to any stockholder, upon written or oral request, any documents filed with the Securities and Exchange Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act. Requests for such documents should be addressed to Mary Ann Davis, Secretary of CTI Group (Holdings) Inc., 901 S. Trooper Road, Valley Forge, Pennsylvania 19482; telephone number 610-666-1700.

                             STOCKHOLDER PROPOSALS

    Any stockholder who intends to present a proposal at the Company's 1997 Annual Meeting is advised that, in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be sent to the Secretary at the offices of the Company, CTI Group (Holdings) Inc., 901
S. Trooper Road, P.O. Box 80360, Valley Forge, PA 19484 and must be received by the Company no later than May 26, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed.

    Based solely on review of the copies of such forms furnished to the Company, or written representation that no Forms 5 were required, the Company believes that during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with except for the following:

1)  Rupert D. Armitage filed a Form 5 curing a late Form 4 filing.

2)  John D. Mazzuto filed a Form 5 curing a late Form 4 filing.

3)  Francis O. Hunnewell filed a Form 5 curing a late Form 4 filing.

                                 MISCELLANEOUS

    Management does not know of any matters to be brought before the 1996 Annual Meeting other than as set forth in the notice thereof. However, if any other matters properly come before the 1996 Annual Meeting, it is the intention of the persons named in the proxy solicited on behalf of the management of the Company to vote such proxy in accordance with their judgment on such matters.

                                          For the Board of Directors
                                          Mary Ann Davis
                                          Corporate Secretary

PROXY                       CTI GROUP (HOLDINGS) INC.
                       1996 ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 15, 1996

The undersigned hereby appoints Mary Ann Davis and Lititia Dickerson, and each of them singly, the proxies of the undersigned, with full power of substitution, to vote at the 1996 Annual Meeting of Stockholders of CTI Group (Holdings) Inc. (the "Company") at the offices of the Company, 901 S. Trooper Road, Valley Forge, Pennsylvania, on Tuesday, the 15th day of October, 1996 at 10:00 a.m. for the following purposes:

                 (TO BE CONTINUED AND SIGNED ON THE OTHER SIDE)

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1.   Election of Directors

               FOR            WITHHELD
               / /              / /

     Nominee:  Rupert D. Armitage
               Mark H. Daugherty
               Francis O. Hunnewell
               Anthony P. Johns

     For except vote withheld from the following nominee(s):

     -------------------------------------------------------

2. Authority to ratify the selection of Zelenkofske, Axelrod & Co. Ltd. as the Company's independent certified public accountants for the fiscal year ending March 31, 1997.

               FOR            AGAINST        ABSTAIN
               / /              / /            / /

3. In their discretion, to vote upon such other matters as may properly come before the Meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE BOARD OF DIRECTORS FAVORS ALL MATTERS TO BE ACTED UPON PURSUANT TO THE PROXY WITH RESPECT TO MATTERS AS TO WHICH A CHOICE HAS NOT BEEN SPECIFIED ABOVE. THIS PROXY WILL BE VOTED IN FAVOR OF ALL SUCH MATTERS.

PLEASE MAIL PROXY CARD PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

SIGNATURE________________________________________________   DATE _______________

SIGNATURE________________________________________________   DATE _______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. A corporation should sign in as full corporate name by a duly authorized officer and affix the corporate seal thereto. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.